                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Transition Systems, Inc. on Form S-8 (File No. 333-10411 and File No. 333-10413) of our report dated November 16, 1998, on our audits of the consolidated financial statements of Transition Systems, Inc. as of September 30, 1998 and 1997 and for the years ended September 30, 1998, 1997 and 1996, which report is included in this Form 8-K.


                                     /s/ PricewaterhouseCoopers LLP
                                     PricewaterhouseCoopers LLP

Boston, Massachusetts
December 18, 1998